Thomas Equipment, Inc. Announces Settlement with Former President

NEW YORK, New York —November 3, 2006 —Thomas Equipment, Inc. ("Thomas") (AMEX: THM) announced that it has reached a settlement, release and consulting agreement with Mr. Clifford Rhee, Thomas’ former President.  In conjunction with the agreement, both Mr. Rhee and Thomas agreed to a full mutual release of any and all matters outstanding. On June 13, 2006, Mr. Rhee submitted his resignation from Thomas in order to attend to other business interests. Thomas declined to accept Mr. Rhee's voluntary resignation and made a decision to terminate his employment based upon "cause" provisions. Thomas’ actions may have caused irreparable harm to Mr. Rhee’s reputation and detracted from his past accomplishments. Thomas fully regrets its actions in this matter and extends a heartfelt apology to Mr. Rhee and his family. As a result of this agreement, Mr. Rhee is in good standing with Thomas. As of November 3, 2006, Mr. Rhee is a formal consultant to Thomas.  He is authorized to act on behalf of Thomas.  Specifically, Mr. Rhee shall act as a senior advisor to Thomas on all matters associated with its business in South Korea.  As it is deemed appropriate, the scope of Mr. Rhee's activities are likely to extend into other areas, including regions out side of South Korea

About Thomas Equipment Inc.

Thomas Equipment, Inc. is an innovative and technologically advanced global manufacturer of a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. Thomas distributes its products through a worldwide network of distributors and wholesalers.

Pneutech Inc. (www.pneutech.thomas-equipment.com), established in 1973, and its subsidiaries are engaged in the fluid power industry and specializes in the design engineering, manufacture and distribution of pneumatic and hydraulic systems and components for automation and motion control applications.

Pneutech has more than 10,000 active customers, primarily in the pulp and paper, aluminum plant, forestry equipment, automotive, oil and gas, heavy equipment, hydraulics, injection molding and power generation industries. The division maintains eight manufacturing and distribution facilities in Canada and has more than two hundred employees in engineering, manufacturing, distribution, sales, service, finance, administration and management.

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Safe Harbor Statement Under the Private Securities Litigation Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of THM could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, and such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

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